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                                                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-08665) pertaining to the Chart Industries, Inc. Key Employee Stock Option Plan and Chart Industries, Inc. 1996 Stock Option Plan for Outside Directors (Form S-8 No. 333-08667) of our report dated February 3, 1997, with respect to the consolidated financial statements of Chart Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                                                    /s/ ERNST & YOUNG LLP


Cleveland, Ohio
February 27, 1997